Exhibit 99.1

Lantronix, Inc. Implements Second Phase of Restructuring Plan

IRVINE, Calif., July 29, 2008 -- Lantronix, Inc. (NasdaqCM: LTRX) (“the Company''), a leader in device networking and data center management technologies, today announced that the Company implemented the second phase of its restructuring plan on July 28, 2008. As part of the second phase of its restructuring plan, Lantronix initiated a workforce reduction of 28 employees from all ranks and across all functional groups. The workforce reduction represents 17% of the Company’s total work force. Along with other expense reductions, this measure is expected to reduce net annual cash expenses by approximately $3.1 million. Optimizing Lantronix’s organizational structure will better leverage existing customer and partner relationships to drive profitability and revenue growth. The Company expects to incur an estimated restructuring charge in the range of $400,000 to $500,000 for employee severance and related costs in the first fiscal quarter of 2009, which ends September 30, 2008.

Combined with the first phase of its restructuring plan, Lantronix has reduced its workforce by 38 employees representing 22% of the Company’s total work force.

”This second phase of our restructuring plan is designed to streamline our organization to enable us to be more responsive to customers, drive profitability and focus on our responsibilities to Lantronix shareholders,'' stated Jerry Chase, President and CEO. “This difficult, but necessary step is a reflection of our strong commitment to profitability and positive cash flow. We can now focus our efforts on improving and expanding our product lines to further accelerate our growth and profitability. No further restructuring is currently contemplated.”

About Lantronix

Lantronix, Inc. (NasdaqCM: LTRX) is a global leader of secure communication technologies that simplify remote access, management, and control of virtually any electronic device. Our innovative solutions enable businesses to make better decisions based on real-time information and help gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix product families include: DeviceLinx(tm) -- remote connectivity and control solutions for electronic equipment via the Internet; ManageLinx(tm) -- powerful application services platform providing secure remote access to firewall-protected equipment; and SecureLinx(tm) -- secure, remote management for IT equipment over the Internet. With more than 20 years of networking experience, Lantronix solutions are used in every major vertical market including security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center, and pro-AV/signage. The company's headquarters are located in Irvine, Calif. For more information, visit http://www.lantronix.com.

This news release contains forward looking statements, including statements concerning the impact of the Company’s restructuring plan and related cost reduction efforts. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements.  Factors that could cause our expectations and reported results to vary and affect our stock price, include, but are not limited to: the actual cost and cost savings associated with the restructuring and related operating expense reduction efforts; the actual cost of employee severance and related costs; quarterly fluctuations in operating results; and other factors that may affect financial performance and the Company's stock price. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and our Annual Report on Form 10-K for the year ended June 30, 2007. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Lantronix, DeviceLinx, ManageLinx and SecureLinx are registered trademarks of Lantronix, Inc. All other trademarks are properties of their respective owners.

Contact:
Lantronix, Inc.
Reagan Sakai, Chief Financial Officer
(949) 453-3990

The Piacente Group (Investor Relations Counsel)
Sanjay M. Hurry
(212) 481-2050
sanjay@tpg-ir.com